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                                                                EXHIBIT 10.16(B)

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK *), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                    AMENDMENT
                                     TO THE
                       LICENSE AND COLLABORATION AGREEMENT

          This Amendment (the "Amendment") entered into effective as of December 21, 2006 (the "Amendment Effective Date") to the License and Collaboration Agreement, effective as of June 23, 2005 (the "License and Collaboration Agreement"), by and between Alkermes, Inc. ("Alkermes") and Cephalon, Inc. ("Cephalon"), witnesseth that (capitalized terms used but not defined herein shall have the meaning set forth in the License and Collaboration Agreement):

                                    RECITALS:

          WHEREAS, pursuant to the License and Collaboration Agreement, the Parties agreed, among other things, that, until December 31, 2007, Alkermes was responsible for cumulative Distributable Losses up to One Hundred Twenty Million Dollars ($120,000,000) and Cephalon was responsible for cumulative Distributable Losses in excess of One Hundred Twenty Million Dollars ($120,000,000); and

          WHEREAS, Alkermes and Cephalon have now agreed to amend the terms and conditions governing responsibilities for Distributable Losses for the period from August 1, 2006 through December 31, 2006.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Section 9.3 shall be amended and restated to read as follows:

               "9.3 PROFIT SHARING. Subject to Sections 9.3.1, 9.3.2 and 9.3.3 below, Cephalon shall receive or pay, as applicable, [**] percent ([**]%) of the Distributable Profit (Loss) for the Products with respect to sales in the Territory, and Alkermes shall receive or pay, as applicable, [**] percent ([**]%) of the Distributable Profit (Loss) for the Products with respect to sales in the Territory, to be calculated and paid in accordance with the reconciliation and payment provisions of Section 9.5.

                    9.3.1 ALKERMES OBLIGATIONS. Notwithstanding the foregoing, but subject to Section 9.3.3, for the period from the Effective Date until the later of (a) December 31, 2007 or (b) the date eighteen (18) months after the first Regulatory Approval of a Product

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               in the Territory, Alkermes shall be responsible for the payment of monthly Distributable Losses up to an aggregate amount equal to the Distributable Loss Cap. The "Distributable Loss Cap" shall mean the sum of (i) cumulative Distributable Losses up to One Hundred Twenty Million Dollars ($120,000,000) paid by Alkermes (and not reimbursed by Cephalon pursuant to Section 9.3.3) and
               (ii) Four Million Six Hundred Four Thousand One Hundred Ninety-Eight Dollars ($4,604,198).

                    9.3.2 CEPHALON OBLIGATIONS. Notwithstanding the foregoing, but subject to Section 9.3.3, for the period from the Effective Date until the later of (a) December 31, 2007 or (b) the date eighteen (18) months after the first Regulatory Approval of a Product in the Territory, Cephalon shall be responsible for the payment of monthly Distributable Losses exceeding, in the aggregate, the Distributable Loss Cap.

                    9.3.3 DISTRIBUTABLE LOSSES FROM AUGUST 1, 2006 TO DECEMBER
               31, 2006. Notwithstanding Sections 9.3.1 and 9.3.2, Cephalon Incurred Shared Expenses for the period from August 1, 2006 to December 31, 2006 shall be borne solely by Cephalon, shall be excluded from cumulative Distributable Losses paid by Alkermes pursuant to Section 9.3.1 and shall not count against the Distributable Loss Cap. If, prior to the Amendment Effective Date, any Cephalon Incurred Shared Expenses for the period from August 1, 2006 to December 31, 2006 were included in any calculation of monthly Distributable Losses for such period and paid by Alkermes to Cephalon in accordance with Section 9.5(iii)(B), then promptly after the Amendment Effective Date Cephalon shall reimburse such amounts to Alkermes and such amounts shall be excluded from cumulative Distributable Losses paid by Alkermes pursuant to Section 9.3.1 and shall not count against the Distributable Loss Cap. For the avoidance of doubt, Alkermes Incurred Shared Expenses for the period from August 1, 2006 to December 31, 2006 shall continue to be included in the calculation of monthly Distributable Losses for the period from August 1, 2006 to December 31, 2006."

     2. A new Section 9.5(iv) shall be added to the License and Collaboration Agreement and shall read as follows:

               "Notwithstanding anything to the contrary herein, for the period August 1, 2006 through December 31, 2006, Cephalon shall pay the Cephalon Incurred Shared Expenses and shall reimburse Alkermes for the Cephalon Incurred Shared Expenses paid to Cephalon by Alkermes as set forth in Section 9.3.3, and any such costs paid or reimbursed by Cephalon shall

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               be excluded from cumulative Distributable Losses paid by Alkermes pursuant to Section 9.3.1 and shall not count against the Distributable Loss Cap. For the avoidance of doubt, Alkermes Incurred Shared Expenses for this period shall continue to be included in the calculation of monthly Distributable Losses."

     3.   Section 9.5(iii)(B) shall be amended and restated to read as follows:

               "Except as set forth in Section 9.5(iv) and subject to adjustment as set forth in 9.5(iii)(C) below, if there is a Distributable Loss during any month in the period from the Effective Date until the later of (a) December 31, 2007 or (b) the date eighteen (18) months after the first Regulatory Approval of a Product in the Territory, then neither Party individually shall have a profit during such month and Alkermes shall bear the Distributable Loss as follows:"

     4.   Section 9.5(iii)(C) shall be amended and restated to read as follows:

               "If the cumulative Distributable Loss paid by Alkermes (and not reimbursed by Cephalon pursuant to Section 9.3.3) from all months in which there is a Distributable Loss, during the period from the Effective Date until the later of (a) December 31, 2007 or
               (b) the date eighteen (18) months after the first Regulatory Approval of a Product in the Territory, exceeds the Distributable Loss Cap, then the amounts payable to Cephalon under Section 9.5(iii)(B) above shall be reduced and/or the amounts payable by Cephalon under Section 9.5(iii)(B) above shall be increased, as applicable, so that Cephalon bears the amount of such cumulative Distributable Loss in excess of the Distributable Loss Cap."

     5. Except as specifically amended herein, all provisions of the License and Collaboration Agreement shall remain in full force and effect in accordance with their terms. In the event of a conflict between the provisions of the License and Collaboration Agreement and those of this Amendment, this Amendment shall control. This Amendment, together with the License and Collaboration Agreement, represents the entire agreement between the Parties regarding the subject matter hereof, and there are no prior or contemporaneous written or oral promises or representation relating to this subject not incorporated herein, including the Binding Term Sheet between the Parties dated October 17, 2006. No amendment or modification of the terms and conditions of this Amendment shall be binding on either Party unless reduced to a writing referencing this Amendment and signed by an authorized officer of the Party to be bound.

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     6.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

     7. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware (other than its choice of law principles).

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by its duly authorized representatives to be effective as of the date set forth above.

ALKERMES, INC.                          CEPHALON, INC.


By: /s/ Michael Landine                 By: /s/ J. Kevin Bucci
    ---------------------------------       ------------------------------------
Name: Michael Landine                   Name: J. Kevin Bucci
Title: Vice President                   Title: Executive Vice President + CFO

*    Confidential Treatment Requested